UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of Registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices) (Zip code)

2017 Equity Incentive Plan
2017 Employee Stock Purchase Plan
(Full title of the plan)

Vlad Coric, M.D.
Chief Executive Officer
Biohaven Pharmaceutical Holding Company Ltd.
215 Church Street
New Haven, Connecticut 06510
(203) 404-0410
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Robert W. Downes
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, no par value	2,209,876	$38.89	$85,942,077.64	$10,416.18

(1)                      Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of the additional Common Shares, no par value (the “Common Shares”) of Biohaven Pharmaceutical Holding Company Ltd. (the “Registrant” or the “Company”) that may become issuable under the 2017 Equity Incentive Plan and the 2017 Employee Share Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)                      Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Shares as reported on the New York Stock Exchange on August 7, 2019.

Securities	Number of Shares	Offering Price Per Share (2)	Aggregate Offering Price
Additional shares reserved for future grant under the 2017 Equity Incentive Plan	1,767,901	$38.89	$68,753,669.89
Additional shares reserved for future grant under the 2017 Employee Stock Purchase Plan	441,975	$38.89	$17,188,407.75
Proposed Maximum Aggregate Offering Price			$85,942,077.64
Amount of Registration Fee			$10,416.18

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,209,876 Common Shares of the Company consisting of (i) 1,767,901 Common Shares to be issued pursuant to the Company’s 2017 Equity Incentive Plan and (ii) 441,975 Common Shares to be issued pursuant to the Company’s 2017 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

This Registration Statement is registering additional securities of the same class as registered under the effective Registration Statements of the Registrant on Form S-8 (File numbers 333-218193 and 333-225224) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 23, 2017 and May 25, 2018, respectively (the “Earlier Registration Statements”). The contents of the Earlier Registration Statements are hereby incorporated by reference.

The Company hereby incorporates by references the following additional documents:

(a) its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 28, 2019;

(b) its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, filed with the Commission on May 8, 2019 and August 9, 2019, respectively;

(c) its Current Reports on Form 8-K filed on March 18, 2019, April 8, 2019, May 22, 2019, and June 21, 2019; and

(d) the description of its Common Shares contained in its Registration Statement on Form 8-A filed on May 1, 2017 and any amendments or reports filed with the SEC for the purpose of updating the description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 8, 2019).

4.2	2017 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-218193) filed with the Commission on May 23, 2017).

4.3
Form of Share Option Grant Notice and Share Option Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214) filed with the Commission on April 24, 2017).

4.4
Form of Restricted Share Unit Grant Notice and Restricted Share Unit Award Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 24, 2017).

4.5	2017 Employee Share Purchase Plan (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-218193) filed with the Commission on May 23, 2017).

5.1	Opinion of Maples and Calder as to legality.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Form S-8).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 9th day of August, 2019.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

By:	/s/ Vlad Coric, M.D.
Vlad Coric, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Vlad Coric his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vlad Coric, M.D.
Vlad Coric, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2019

/s/ James Engelhart
James Engelhart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2019

/s/ Declan Doogan, M.D.
Declan Doogan, M.D.	Chairman of the Board of Directors	August 9, 2019

/s/ Eric Aguiar, M.D.
Eric Aguiar, M.D.	Director	August 9, 2019

/s/ Gregory H. Bailey, M.D.
Gregory H. Bailey, M.D.	Director	August 9, 2019

/s/ John W. Childs
John W. Childs	Director	August 9, 2019

/s/ Julia Gregory
Julia Gregory	Director	August 9, 2019

/s/ Robert Repella, RPh, MBA
Robert Repella, RPh, MBA	Director	August 9, 2019